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                                                               EXHIBIT (a)(1)(J)


                         [RINKER MATERIALS LETTERHEAD]


FOR IMMEDIATE RELEASE                                      CONTACT: RITA SHERMAN
AUGUST 5, 2002                                             (561) 820-8393

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               RINKER ANNOUNCES TERMINATION OF HART-SCOTT-RODINO
         ACT WAITING PERIOD IN ACQUISITION OF KIEWIT MATERIALS COMPANY
                     -------------------------------------

West Palm Beach, FL - Rinker Materials Corporation today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to its tender offer to acquire all of the issued and outstanding common stock of Kiewit Materials Company expired at 11:59 p.m. on July 29, 2002 and was not extended by a request for additional information or documentary material. The expiration or termination of the waiting period under the HSR Act was one of the conditions to the tender offer.

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